U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                      FORM S-8
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                    EVERLERT, INC.
               (Exact name of registrant as specified in charter)

                    Nevada                               91-1886117
       (State or other jurisdiction of                  (I.R.S. Employer
        incorporation or organization)                   Identification No.)

                                 1201 East Warner Avenue
                               Santa Ana, California 92705
                                      (714) 966-0710
  (Address and telephone number of Registrant's Principal Executive Offices)

                                      Marc R. Tow, Esq.
                                 Marc R. Tow & Associates APC
                                  3900 Birch Street, Suite 113
                                    Newport Beach, CA 92660
                                         (949) 975-0544
                (Name, address and telephone number of agent for service)

                                  2002 STOCK COMPENSATION PLAN
                                    (Full title of the plan)

                              Copies of all communications to:
                                Marc R. Tow & Associates, APC
                                 3900 Birch Street, Suite 113
                                Newport Beach, California 92660
                                   Telephone (949) 975-0544
                                   Facsimile (949) 975-0547

                               Calculation of Registration Fee

Title of              Amount to be      Proposed       Proposed    Amount of
securities             registered       maximum        maximum     registration
to be registered                        offering       offering       fee
                                        price per      price
                                        share

Common Stock, par
value $0.001           55,000,000(1)    $0.002(2)      $110,000.00(2)  $12.16

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) The proposed maximum offering price per share of Common Stock and the proposed maximum aggregate offering price are calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The fee for the shares being registered is based on a price of $0.002 per share, which was the closing bid price of the Common Stock on December 16, 2002, as reported on the OTC Bulletin Board.

                                  TABLE OF CONTENTS

PART I INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

Item 1. Plan Information

Item 2. Registrant Information and Employee Plan Annual Information

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

Item 4. Description of Securities

Item 5. Interests of Named Experts and Counsel

Item 6. Indemnification of Directors and Officers

Item 7. Exemption for Registration Claimed

Item 8. Exhibits

Item 9. Undertakings

SIGNATURES

EXHIBIT 4

EXHIBIT 5

EXHIBIT 23.1

EXHIBIT 24

                INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION

See Item 2 below.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

The documents containing the information specified in Part I, Items 1 and 2, will be delivered to each of the participants in accordance with Form S-8 and Rule 428 promulgated under the Securities Act of 1933. The participants shall be provided a written statement notifying them that upon written or oral request they will be provided, without charge, (i) the documents incorporated by reference in Item 3 of Part II of the registration statement, and (ii) other documents required to be delivered pursuant to Rule 428(b). The statement will inform the participants that these documents are incorporated by reference in the Section 10(a) prospectus, and shall include the address (giving title or department) and telephone number to which the request is to be directed.

A copy of any document or part hereof incorporated by reference in this Registration Statement but not delivered with this Prospectus or any document required to be delivered pursuant to Rule 428(b) under the Securities Act will be furnished without charge upon written or oral request. Requests should be addressed to 1201 East Warner Avenue, Santa Ana, California 92705.

                                   PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Company under the Securities
Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

(a) The Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2001 as filed on April 2, 2002.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the financial statements contained in the Form 10-KSB referred to in (a) above.

In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document which is also incorporated by reference herein modified or superseded such statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Other than as set forth below, no named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the Registrant.

Marc R. Tow & Associates, APC, counsel for the Registrant as giving an opinion on the validity of the securities being registered, has previously been paid a total of 1,000,000 shares of common stock of the Registrant. These shares were paid pursuant to the Registrant's 2002 Stock Compensation Plan under registered on Form S-8 in exchange for legal services previously rendered, or to be rendered, under attorney-client contracts consisting of advice and preparation work in connection with reports of the Registrant under the Securities Exchange Act of 1934, and other general corporate and securities work for the Registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Limitation of Liability.

The articles of incorporation of the Registrant provide the following with respect to liability:

"A director or officer of the corporation shall not be personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law or
(ii) the unlawful payment of dividends. Any repeal or modification of this Article by stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification."

Indemnification.

(a)  Articles of Incorporation.

The articles of incorporation of the Registrant provide the following with respect to indemnification:

"Every person who was or is a party to, or is threatened to be made a party to, or is involved in any such action, suit or proceeding, whether civil, criminal, administrative or investigative, by the reason of the fact that he or she, or a person with whom he or she is a legal representative, is or was a director of the corporation, or who is serving at the request of the corporation as a director or officer of another corporation, or is a representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss
(including attorneys' fees, judgments, fines, and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil suit or proceeding must be paid by the corporation as incurred and in advance of the final disposition of the action, suit, or proceeding, under receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this article.

Without limiting the application of the foregoing, the Board of Directors may adopt By-Laws from time to time without respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase or maintain insurance on behalf of any person who is or was a director or officer."

(b)  Bylaws.

The Bylaws of the Registrant provide the following with respect to indemnification:

"The Corporation shall indemnify its directors, officers and employees as follows:

Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law. The Board of Directors may, in its discretion, direct the purchase of liability insurance by way of implementing the provisions of this Article."

(c)  Nevada and California Laws.

Nevada and California (since the Registrant is subject to certain provisions of California laws, including indemnification, due to its status as a pseudo-California corporation) laws also provide similar provisions for indemnification of officers, directors, and employees of a company, except that California law has more specific provisions with regard to exclusions for indemnification. Specifically, under California law, no indemnification is to be made for any of the following:

- In a matter in which the person is adjudged to be liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending determines that the person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine.

- Amounts paid in settling or otherwise disposing of a pending action without court approval.

- Expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

In addition, no indemnification or advance is to be made in any circumstance where it appears:

- That it would be inconsistent with a provision of the articles, bylaws, a resolution of the shareholders, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification.

 - That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

ITEM 9. UNDERTAKINGS

The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the Company in the successful defense of that action suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Santa Ana, State of California, on January 6, 2003.

EVERLERT, INC.
/s/ James Alexander
James Alexander, President

                            SPECIAL POWER OF ATTORNEY

The undersigned constitute and appoint James Alexander their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form S-8 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:


Signature                   Title                     Date
/s/  James Alexander       President/ Director                  January 6, 2003
     James Alexander

/s/  Edward F. Fowler      Director                             January 6, 2003
     Edward F. Fowler

/s/  Dan Shaver            Director                             January 6, 2003
     Dan Shaver

/s/  David Paulson         Director                             January 6, 2003
     David Paulson

                                   EXHIBIT INDEX

Exhibit No.                    Description

4      2002 Stock Compensation Plan, dated December 16, 2002
       (filed herewith).

5      Opinion Re: Legality (filed herewith).

23.1   Consent of Accountants (filed herewith).

24     Special Power of Attorney (see signature page).